Exhibit 99.1

Independent Auditor’s Report

To the Stockholders and Board of Directors of Ultra Petroleum Corp.:

We have audited the accompanying statements of revenue and direct operating expenses (the “financial statements”) of certain oil and gas properties acquired from SWEPI, LP (“the “SWEPI Properties”) for the years ended December 31, 2013 and 2012.

Management’s Responsibility for the financial statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the accompanying financial statements present fairly, in all material respects, the revenues and direct operating expenses of the SWEPI properties for the years ended December 31, 2013 and 2012 in accordance with accounting principles generally accepted in the United States of America, using the basis of presentation in Note 2.

Use of Incomplete Financial Statement Presentations

The accompanying financial statements reflect the revenues and direct operating expenses of the SWEPI Properties using the basis of presentation described in Note 2 and are not intended to be a complete presentation of the financial position, results of operations, or cash flows of the SWEPI Properties.

/s/PricewaterhouseCoopers LLP

Houston, Texas

October 1, 2014

SWEPI PROPERTIES

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

(in thousands)

	For the Years Ended December 31,
	2013	2012
Revenues	$358,300	$313,405
Direct operating expenses	199,025	217,042

Revenues in excess of direct operating expenses	$159,275	$96,363

See accompanying notes to the Statements of Revenues and Direct Operating Expenses.

SWEPI PROPERTIES

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

1. The Properties

On September 25, 2014, a wholly owned subsidiary of Ultra Petroleum Corp. (the “Company” or “Ultra”) completed the previously announced acquisition of all producing and non-producing properties in the Pinedale field in Sublette County, Wyoming (the “SWEPI Properties”) from SWEPI, LP, an affiliate of Royal Dutch Shell, plc in exchange for certain of the Company’s producing and non-producing properties in Pennsylvania (the “Pennsylvania Properties”) and a cash payment of $925.0 million (the “SWEPI Transaction”) pursuant to a Purchase and Sale Agreement dated August 13, 2014. The effective date of the transaction is April 1, 2014. After customary effective-date adjustments and closing adjustments, including payments in settlement of certain liabilities incurred prior to the effective date, the adjusted cash payment was $983.0 million and is subject to further post-closing adjustments. The SWEPI Properties consist primarily of 19,600 net mineral acres in Wyoming and associated oil and gas production and wells.

2. Basis of Presentation

The accompanying audited statements (the “financial statements”) include revenues from natural gas and oil production and direct operating expenses associated with the SWEPI Properties. Revenues and direct operating expenses are presented on the accrual basis of accounting and were derived from SWEPI’s historical accounting records. During the periods presented, the SWEPI Properties were not accounted for as a separate division or legal entity by SWEPI; therefore certain costs including, but not limited to, depreciation, depletion and amortization, accretion of asset retirement obligations, general and administrative expenses, interest and corporate income taxes were not allocated to the individual properties. Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles are not presented because the information necessary to prepare such statements is neither readily available on an individual property basis nor practicable to obtain in these circumstances. As such, the financial statements are not intended to be a complete presentation of the operating results of the SWEPI Properties and are not indicative of the financial condition or results of the operations of the SWEPI Properties going forward due to the changes in the business and the omission of various operating expenses as described above. The historical statements of revenues and direct operating expenses of the SWEPI Properties were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (“SEC”) and are presented in lieu of the full financial statements required under Item 3-05 of SEC Regulation S-X.

Revenue Recognition – Natural gas and oil revenues are recognized when production is sold to purchasers at a fixed or determinable price, when delivery has occurred and title has transferred, and when collectability is reasonably assured. Revenues are reported net of overriding royalties, other royalties and other revenue interest due to third parties. SWEPI accounts for oil and natural gas sales using the “entitlements method.” Under the entitlements method, revenue is recorded based upon SWEPI’s ownership share of volumes sold, regardless of whether it has taken its ownership share of such volumes. SWEPI records a receivable or a liability to the extent it receives less or more than its share of the volumes and related revenue. Any amount received in excess of SWEPI’s share is treated as a liability. If SWEPI receives less than its entitled share, the underproduction is recorded as a receivable.

Significant Counterparties – Sales to customers comprising greater than 10% of total revenues were as follows:

	2013	2012
Shell Energy North America (SENA)	85%	80%
Shell Trading US Company (STUSCO)	11%	18%

Related Parties – A portion of the SWEPI Properties’ production from the Pinedale field was sold to wholly-owned Royal Dutch Shell, plc affiliates. Any margins earned by such Royal Dutch Shell, plc affiliates on the ultimate sales to third parties are excluded from the accompanying financial statements.

SWEPI PROPERTIES

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES (CONT’D)

Direct Operating Expenses – Direct operating expenses are recognized when incurred and are working interest expenses related to the SWEPI Properties. Direct operating expenses include lease operating expenses, severance and ad valorem taxes, well repair expenses, maintenance expenses, and other direct operating expenses.

3. Subsequent Events

Subsequent events have been evaluated for recognition and disclosure through October 1, 2014, the date the financial statements were available to be issued.

4. Oil and Gas Reserve Estimation Process (unaudited)

The reserve estimates as of December 31, 2013 and 2012 were derived using reserve estimates as of June 30, 2014 and adding back production (rolled back) to estimate the reserve quantities. No adjustments were made for revisions, extensions, or prices as such information was not available. The reserve estimates as of June 30, 2014 were determined from internally prepared reserve reports. Reserves are assessed for economic value, as only reserves estimated to be economically producible were included. The prices used for this assessment were developed using authoritative guidance and were based on the historical twelve-month un-weighted average of the first-day-of-the-month prices. The average price was adjusted for quality, transportation fees and regional price differences. The adjusted weighted-average commodity prices used in the economic assessment for the reserve estimates as of June 30, 2014 were $3.90 per Mcf for natural gas, $93.12 per barrel of oil and $25.43 per barrel for natural gas liquids.

5. Supplemental Oil and Gas Disclosures (unaudited)

The following tables summarize the net ownership interest in the estimated proved reserves and the standardized measure of discounted future net cash flows (“standardized measure”) related to the proved reserves for the SWEPI Properties. The components of the standardized measure were determined in accordance with the authoritative guidance of the Financial Accounting Standards Board (“FASB”) and the SEC.

There are numerous uncertainties in estimating quantities of proved reserves, which incorporate estimates of the future rates of production, the timing of development expenditures and other assumptions. The following reserve data represent estimates only and are inherently imprecise and may be subject to substantial revisions as additional information becomes available, such as reservoir performance, additional drilling, technological advancements and other factors. Decreases in the prices of natural gas or oil could have an adverse effect on reserve volumes and discounted future net cash flows related to the proved reserves. Similarly, the standardized measure incorporates various assumptions such as prices, costs, production rates and discount rates that are inherently imprecise. Actual results could be materially different and the results may not be comparable to estimates disclosed by other oil and gas companies.

All prices are held constant through the forecast production period. The standardized measure of discounted cash flows as of December 31, 2013 and 2012 and the changes between periods were derived from these estimated reserve amounts and data from SWEPI, LP’s and the Company’s records. Changes in the standardized measure were computed using data that could be reasonably obtained or estimated.

Proved Reserves

Proved reserves are estimated quantities of oil and natural gas which geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under existing economic and operating conditions (i.e., prices and costs) existing at the time the estimate was made. Proved developed reserves are proved reserves that can be expected to be recovered through existing wells and equipment in place and under operating methods being utilized at the time the estimates were made. All of the reserves are located in the Pinedale field in Wyoming in the United States.

The following table sets forth estimated net quantities of the proved natural gas and oil reserves. The estimated net quantities were derived from internally prepared reserve reports as of June 30, 2014 and rolled back for production. No adjustments were made for revisions or extensions due to lack of available information.

SWEPI PROPERTIES

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES (CONT’D)

	Oil (MBbls)	Natural Gas (MMcf)	Natural Gas Liquids (MBbls)	Total Oil and Natural Gas (MMcfe)
Proved Reserves as of December 31, 2011	13,592	1,819,422	60,965	2,266,764
Production	(633)	(88,462)	—	(92,260)

Proved Reserves as of December 31, 2012	12,959	1,730,960	60,965	2,174,504
Production	(572)	(79,983)	—	(83,415)

Proved Reserves as of December 31, 2013	12,387	1,650,977	60,965	2,091,089

Proved developed reserves:
As of December 31, 2011	5,730	780,097	18,997	928,459

As of December 31, 2012	5,097	691,635	18,997	836,199

As of December 31, 2013	4,525	611,652	18,997	752,784

Proved undeveloped reserves:
As of December 31, 2011	7,862	1,039,325	41,968	1,338,305

As of December 31, 2012	7,862	1,039,325	41,968	1,338,305

As of December 31, 2013	7,862	1,039,325	41,968	1,338,305

Volume measurements:
MBbls - thousand barrels of crude oil	MMcfe - million cubic feet equivalent
MMcf - million cubic feet of natural gas

Standardized Measure

The standardized measure is the estimated future net cash inflows from estimated proved reserves less estimated future production and development costs, estimated plugging and abandonment costs, estimated income taxes and a discount factor. Production costs do not include depreciation, depletion and amortization of capitalized acquisition and exploration costs. Future cash inflows represent expected revenues from production of period-end quantities of estimated proved reserves based on the historical twelve-month un-weighted average of the first-day-of-the-month prices and any fixed and determinable future price changes provided by contractual arrangements in existence at year end. The average price was adjusted for quality, transportation fees and regional price differences. Price changes based on inflation, federal regulatory changes and supply and demand are not considered. The calculated weighted average sales prices utilized for the purposes of estimating the proved reserves and future net revenues for the SWEPI Properties at December 31, 2013 were $3.53 per Mcf, $88.19 per barrel of oil and $24.62 per barrel for natural gas liquids. The calculated weighted average sales prices utilized for the purposes of estimating the proved reserves and future net revenues for the SWEPI Properties at December 31, 2012 were $2.58 per Mcf, $87.84 per barrel of oil and $23.96 per barrel for natural gas liquids.

Estimated future production costs were based on historical costs. Such costs include, but are not limited to, severance and ad valorem taxes and direct operating expenses. Inflation and other anticipatory costs were not considered.

Other costs, such as development costs, plugging and abandonment costs and income taxes, were based on incurred costs and internal estimates. Estimated future net cash flows were discounted to their present values based on a 10% annual discount rate.

The standardized measure does not purport, nor should it be interpreted, to present the fair market value of the proved reserves. These estimates reflect estimated proved reserves only and ignore, among other things, future changes in prices and costs, revenues that could result from probable reserves which could become proved reserves

SWEPI PROPERTIES

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES (CONT’D)

in the future, and the risks inherent in reserve estimates. Accordingly, the estimates of future net cash flows from proved reserves and the present value thereof may not be materially correct when judged against actual subsequent results. Further, since prices and costs do not remain static, and no price or cost changes have been considered, the results are not necessarily indicative of the fair market value of estimated proved reserves, and the results may not be comparable to estimates disclosed by other oil and gas producers. In addition, the standardized measure incorporates estimates using a combination of data from the Company’s and SWEPI, LP’s records which could be reasonably obtained, but this computation process may contain inconsistencies.

The standardized measure of discounted future net cash flows relating to estimated proved reserves is as follows (in thousands):

	As of December 31,
	2013	2012
Standardized Measure
Future cash inflows(1)	$8,414,541	$7,056,794
Future costs:
Production(1)	(2,591,681)	(2,620,508)
Development(2)	(1,449,111)	(1,449,111)
Income taxes(3)	(1,008,809)	(523,509)

Future net cash inflows before 10% discount	3,364,940	2,463,666
10% annual discount factor	(1,977,212)	(1,527,501)

Standardized measure	$1,387,728	$936,165

Changes in the standardized measure of discounted cash flows relating to proved reserves are as follows (in thousands):

	Year Ended December 31,
	2013	2012
Summary of Changes in Standardized Measure
Standardized measure, beginning of year	$936,165	$1,603,108
Sales and transfers of oil produced, net of production costs(4)	(159,275)	(96,363)
Net changes in price, net of future production costs	595,773	(849,768)
Accretion of discount	110,906	213,389
Income taxes(3)	(243,385)	357,887
Other, net	147,544	(292,088)

Net increase (decrease) in standardized measure	451,563	(666,943)

Standardized measure, end of year	$1,387,728	$936,165

The standardized measure of discounted future cash flows (discounted at 10%) as of the beginning of the period and the changes during the period were developed as follows:

(1)	Cash inflows and production costs were estimated using reserve volumes from June 30, 2014 and rolled back for production to December 31, 2013 and 2012. Prices and production cost estimates for the applicable period were derived from SWEPI, LP’s and the Company’s records and applied to these rolled back reserves to estimate cash inflows and outflows.

(2)	Future development costs were derived from internal estimates and are based on current costs with no escalation in future years.

(3)	Future income taxes were calculated by applying the year-end statutory rate to the excess of pre-tax net cash flows over the Company’s tax basis in the associated proved natural gas and oil properties after giving effect to timing differences caused by differing cost recovery methods.

(4)	Sales and transfers were based on historical production data provided by SWEPI, LP.

SWEPI PROPERTIES

UNAUDITED INTERIM STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

(in thousands)

	Six Months Ended June 30,
	2014	2013
Revenues	$197,156	$190,990
Direct operating expenses	91,632	104,844

Revenues in excess of direct operating expenses	$105,524	$86,146

See accompanying notes to the Statements of Revenues and Direct Operating Expenses.

SWEPI PROPERTIES

NOTES TO UNAUDITED INTERIM STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

1. The Properties

On September 25, 2014, a wholly owned subsidiary of Ultra Petroleum Corp. (the “Company” or “Ultra”) completed the previously announced acquisition of all producing and non-producing properties in the Pinedale field in Sublette County, Wyoming (the “SWEPI Properties”) from SWEPI, LP, an affiliate of Royal Dutch Shell, plc in exchange for certain of the Company’s producing and non-producing properties in Pennsylvania (the “Pennsylvania Properties”) and a cash payment of $925.0 million (the “SWEPI Transaction”) pursuant to a Purchase and Sale Agreement dated August 13, 2014. The effective date of the transaction is April 1, 2014. After customary effective-date adjustments and closing adjustments, including payments in settlement of certain liabilities prior to the effective date, the adjusted cash payment was $983.0 million and is subject to further post-closing adjustments. The SWEPI Properties consist primarily of 19,600 net mineral acres in Wyoming and associated oil and gas production and wells.

2. Basis of Presentation

The accompanying unaudited statements (the “financial statements”) include revenues from natural gas and oil production and direct operating expenses associated with the SWEPI Properties. Revenues and direct operating expenses are presented on the accrual basis of accounting and were derived from SWEPI’s historical accounting records. During the periods presented, the SWEPI Properties were not accounted for as a separate division or legal entity by SWEPI; therefore certain costs including, but not limited to, depreciation, depletion and amortization, accretion of asset retirement obligations, general and administrative expenses, interest and corporate income taxes were not allocated to the individual properties. Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles are not presented because the information necessary to prepare such statements is neither readily available on an individual property basis nor practicable to obtain in these circumstances. As such, the financial statements are not intended to be a complete presentation of the operating results of the SWEPI Properties and are not indicative of the financial condition or results of the operations of the SWEPI Properties going forward due to the changes in the business and the omission of various operating expenses as described above. The historical statements of revenues and direct operating expenses of the SWEPI Properties were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (“SEC”) and are presented in lieu of the full financial statements required under Item 3-05 of SEC Regulation S-X.

Revenue Recognition – Natural gas and oil revenues are recognized when production is sold to purchasers at a fixed or determinable price, when delivery has occurred and title has transferred, and when collectability is reasonably assured. Revenues are reported net of overriding royalties, other royalties and other revenue interest due to third parties. SWEPI accounts for oil and natural gas sales using the “entitlements method.” Under the entitlements method, revenue is recorded based upon the SWEPI’s ownership share of volumes sold, regardless of whether it has taken its ownership share of such volumes. SWEPI records a receivable or a liability to the extent it receives less or more than its share of the volumes and related revenue. Any amount received in excess of SWEPI’s share is treated as a liability. If SWEPI receives less than its entitled share, the underproduction is recorded as a receivable.

Direct Operating Expenses – Direct operating expenses are recognized when incurred and are working interest expenses related to the SWEPI Properties. Direct operating expenses include lease operating expenses, severance and ad valorem taxes, well repair expenses, maintenance expenses, and other direct operating expenses.